SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                              OCTOBER 28, 1999
_____________________________________________________________________________

                     (Date of earliest event reported)


                         TRANS WORLD GAMING CORP.
_____________________________________________________________________________

           (Exact name of registrant as specified in its charter)


         NEVADA                     0-25244                   13-3738518
_____________________________________________________________________________

(State or other jurisdiction  (Commission File Number)    (IRS Employer
of incorporation)                                         Identification No.)


ONE PENN PLAZA, SUITE 1503, NEW YORK, NEW YORK                10119-0002
_____________________________________________________________________________
(Address of principal executive offices)                     (Zip Code)


                               (212) 563-3355
_____________________________________________________________________________
           (Registrant's telephone number, including area code)


                               Not Applicable
_____________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

                                Page 1 of 4
                        Exhibit Index appears on Page 3



ITEM 5.   OTHER EVENTS
          ------------
     On October 28, 1999, Trans World Gaming Corp., a Nevada corporation ("TWG" or the "Company"), borrowed U.S.$3.0 million from four sophisticated, accredited investors (the "Investors") in a private placement. The loan is represented by 12% Senior Secured Notes, Series 1999, due March 17, 2005 ("Series 1999 Primary Notes"), issued pursuant to an indenture by and among the Company, TWG International U.S. Corporation, a Nevada corporation and a wholly owned subsidiary of TWG ("TIUC"), TWG Finance Corp., a Delaware corporation and a wholly-owned subsidiary of TWG ("TFC")(TIUC and TFC, together, the "Subsidiaries") and U.S. Trust Company of Texas, N.A. ("Trustee"), dated March 31, 1998, as supplemented on October 29, 1998 (the "TWG Indenture"), and as supplemented on October 15, 1999 (the "TWG Supplemental Indenture"). The Company previously borrowed, on March 31, 1998, U.S.$17.0 million under the TWG Indenture which loan is represented by 12% Senior Secured Notes, Series 1998, due March 17, 2005 ("Series 1998 Primary Notes")(the Series 1998 Primary Notes and the Series 1999 Primary Notes, together, the "Primary Notes"). The Primary Notes accrue interest which is payable semi-annually and rank pari passu with the Company's other outstanding unsecured and unsubordinated indebtedness. The TWG Indenture and the TWG Supplemental Indenture contain significant financial and other restrictive covenants relating to the business of the Company and the Subsidiaries. The TWG Indenture, TWG Supplemental Indenture and the form of Primary Notes, which are included as exhibits to this report on Form 8-K, are incorporated herein by reference.

     In connection and concurrent with the foregoing, an indenture was entered into between TIUC and the Trustee, dated March 31, 1998, as supplemented on October 29, 1998 (the "TIUC Indenture"), and as supplemented on October 15, 1999 (the "TIUC Supplemental Indenture"), pursuant to which the funds borrowed under the TWG Indenture and the TWG Supplemental Indenture are deemed to be lent by TFC to TIUC and which borrowing is evidenced by U.S.$17,000,000 in aggregate principal amount of the 12% Senior Secured Note, Series 1998, due March 17, 2005 ("Series 1998 Finance Note") and by U.S.$3,000,000 in aggregate principal amount of the 12% Senior Secured Note, Series 1999, due March 17, 2005 ("Series 1999 Finance Note")(the Series 1998 Finance Note and the Series 1999 Finance Note, together, the "Finance Notes"). The Finance Notes represent the same, and not additional debt, as the debt evidenced by the TWG Indenture and the TWG Supplemental Indenture. (The Series 1998 Primary Notes and the Series 1998 Finance Note are collectively referred to herein as the "Series 1998 Notes"). (The Series 1999 Primary Notes and the Series 1999 Finance Note are collectively referred to herein as the "Series 1999 Notes"). The TIUC Indenture, TIUC Supplemental Indenture and the form of Finance Notes, which are included as exhibits to this report on Form 8-K, are incorporated herein by reference.

     In addition to the Series 1999 Primary Notes, each Investor received a proportionate share of Series G warrants to purchase approximately 1.25 million shares of TWG common stock (the "Warrants"), representing 6.4% of the Company's fully diluted outstanding common stock. The Warrants have an exercise price of $.01 per share and expire on March 31, 2008. The form of the Warrants is attached hereto as an exhibit and is incorporated herein by reference.

                                      2

     The Series 1998 Notes were issued in order to facilitate the obtaining of collateral security to be used to facilitate the consummation of that certain acquisition by TWG pursuant to the Stock Purchase Agreement by and among TWG, 21st Century Resorts a.s., Gameway Leasing Limited, Monarch Leasing
Limited and certain named individuals dated January 20, 1998.   The Series
1999 Notes were issued in order to fund the construction and build-out of the Snojmo casino, the repayment of the $1.0 million (plus accrued interest) bridge loan to Value Partners, Ltd. (an affiliate of TWG), the payment of operating expenses of the Czech and Spanish casinos and for other general corporate purposes.


ITEM 7.   EXHIBITS
          --------

          EXHIBIT NUMBER                DESCRIPTION
          --------------                -----------
          4.1 Trust Indenture by and among TWG, TIUC, TFC and the Trustee, dated March 31, 1998. (Incorporated by reference to TWG's Form 8-K filed with the SEC on April 14, 1998).

          4.2 First Supplemental Trust Indenture by and among TWG, TIUC, TFC and the Trustee, dated October 29, 1998.

          4.3 Second Supplemental Trust Indenture by and among TWG, TIUC, TFC and the Trustee, dated October 15, 1999.

          4.4 Trust Indenture by and between TIUC and the Trustee, dated March 31, 1998.
                              (Incorporated by reference to TWG's Form
                              8-K filed with the SEC on April 14, 1998).

          4.5 First Supplemental Trust Indenture by and between TIUC and the Trustee, dated
                              October 29, 1998.

          4.6 Second Supplemental Trust Indenture by and between TIUC and the Trustee, dated
                              October 15, 1999.

          4.7                 Form of Warrant to Purchase Common Stock,
                              Series G.

          99.1                Press release, dated November 10, 1999.

                                      3


                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TRANS WORLD GAMING CORP.



Date: November 22, 1999.             By:  /s/ Rami S. Ramadan
                                             ___________________
                                             Rami S. Ramadan
                                             Chief Executive Officer